Exhibit 99.1

Sientra Reports Preliminary Fourth Quarter and Full Year 2020 Results

Estimates highest ever Breast Products segment net sales of $17.9 million, representing 40% year over year growth

Results driven by Sientra’s continued investment and market outperformance in the core breast products segment

Santa Barbara, CA – February 04, 2021 – Sientra, Inc. (NASDAQ: SIEN) (“Sientra” or the “Company”), a medical aesthetics company uniquely focused on plastic surgeons, today announced its preliminary unaudited financial results for the fourth quarter and full year ended December 31, 2020.

Ron Menezes, President and Chief Executive Officer of Sientra, stated, “As the only breast aesthetics company committed exclusively to the plastic surgery channel, Sientra is focused on becoming the leader in novel treatments that progress the art of plastic surgery. Throughout 2020, Sientra increased investment in our breast aesthetics business, expanding our salesforce and production capacity, and launching strategic marketing programs tailored to the plastic surgery community to effectively drive new patients to their practices. We believe the results of our disciplined focus and execution are validated by our performance in Q4 2020, nearly doubling the year-over-year growth reported in Q3 2020. Importantly, this performance has provided strong momentum as we head into 2021, with these revenue trends continuing into Q1 2021 to date. Our 2021 strategy emphasizes our continued marketing focus to increase awareness of the Sientra brand among both women and surgeons. This campaign is designed to gain market share in private practices and hospitals, as well as drive home our scientific advantage and value to plastic surgeons.

Mr. Menezes continued, “During 2020, we also evolved our plans for miraDry to accelerate our goal to achieve break-even contribution margin in 2021 and enable Sientra to aggressively fuel our growth in the breast aesthetics and reconstruction markets. This included refocusing our miraDry selling efforts on high-margin bioTip® sales, transitioning miraDry sales responsibility into an expanded Breast Products practice management team, and eliminating the separate miraDry sales force. While these changes were not easy for our miraDry sales team, they were important to the future plans for Sientra, as we evaluate the strategic alternatives for the miraDry business.”

Fourth Quarter and Full Year 2020 Preliminary Results

The quarterly financial estimates included in this release are prior to the completion of management’s review and audit procedures by Sientra’s external auditors and are therefore subject to adjustment.

•	Total estimated net sales for the fourth quarter 2020 of approximately $22.6 million, a decrease of 2% compared to total net sales of $23.2 million for the same period in 2019.

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Estimated Breast Products segment net sales of approximately $17.9 million in the fourth quarter 2020, an increase of 40% compared to $12.8 million for the same period in 2019 and 17% sequential growth over the quarter ending September 30, 2020.

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Estimated miraDry segment net sales of approximately $4.8 million in the fourth quarter 2020, a 54% decrease compared to $10.4 million for the same period in 2019 and 22% sequential growth over the quarter ending September 30, 2020.

•	Estimated fiscal year 2020 net sales of approximately $71 million, above the $63 million to $66 million guidance previously reported by the Company.

•	Net cash and cash equivalents as of December 31, 2020 is expected to be approximately $55.0 million, compared to $63.5 million as of September 30, 2020.

Key Business 2020 Highlights

•	Received 510(k) approval for the Sientra Gel Sizer to supplement the Saline Sizer line of products, further strengthening the Company’s breast reconstruction portfolio.

•	Achieved $1.7 million in first year sales to our distributor in Japan, following the third quarter 2020 product launch.

Fourth Quarter Earnings Call Information

Sientra expects to announce its full fourth quarter and fiscal year 2020 results in early March 2021 and will host a conference that day to discuss those results. The reporting date and conference call information will be announced in mid-February.

About Sientra

Headquartered in Santa Barbara, California, Sientra is a medical aesthetics company uniquely focused on plastic surgeons. The Company offers a suite of products designed to make a difference in patients’ lives by enhancing their body image, growing their self-esteem, and restoring their confidence. Sientra has developed a broad portfolio of products with technologically differentiated characteristics, supported by independent laboratory testing and strong clinical trial outcomes. The Company’s Breast Products Segment includes its Sientra round and shaped breast implants, the first fifth generation breast implants approved by the FDA for sale in the United States, its ground-breaking Allox2® breast tissue expander with patented dual-port and integral drain technology, and BIOCORNEUM® the #1 performing, preferred and recommended scar gel of plastic surgeons(*). The Company’s miraDry Segment, comprised of its miraDry® system, is approved for sale in over 56 international markets and is the only non-surgical, FDA-cleared device indicated for the permanent reduction of underarm sweat and hair and may also reduce odor.

Sientra uses its investor relations website to publish important information about the Company, including information that may be deemed material to investors. Financial and other information about Sientra is routinely posted and is accessible on the Company’s investor relations website at www.sientra.com.

(*) data on file

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, based on management’s current assumptions and expectations of future events and trends, which affect or may affect the Company’s business, strategy, operations or financial performance, and actual results may differ materially from those expressed or implied in such statements due to numerous risks and uncertainties. Forward-looking statements are made only as of the date of this release. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. Forward-looking statements may include information concerning the Company’s preliminary unaudited financial information for the quarter and year ended December 31, 2020, and the impact of the COVID-19 pandemic on the Company and its operations, the Company’s possible or assumed future results of operations, including descriptions of the Company’s revenues, profitability, outlook and overall business strategy. Such statements are subject to risks and uncertainties, including the closing and audit of the Company’s financial statements which audit is not yet complete and the preliminary estimates presented here could differ from the final audited financial statements presented by the Company, the scope and duration of the COVID-19 pandemic, the Company’s ability to recapture delayed procedures resulting from the COVID-19 pandemic, the positive reaction from plastic surgeons and their patients to Sientra’s Breast Products, the ability to meet consumer demand, the growth of the sale of bioTips in its miraDry segment, and the Company’s ability to manage its operating expenses and cash balance. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Sientra’s public filings with the Securities and Exchange Commission. All statements other than statements of historical fact are forward-looking statements. The words ‘‘believe,’’ ‘‘may,’’ ‘‘might,’’ ‘‘could,’’ ‘‘will,’’ ‘‘aim,’’ ‘‘estimate,’’ ‘‘continue, ‘‘anticipate,’’ ‘‘intend,’’ ‘‘expect,’’ ‘‘plan,’’ ‘‘position,” or the negative of those terms, and similar expressions that convey uncertainty of future events or outcomes are intended to identify estimates, projections and other forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, and such estimates, projections and other forward-looking statements speak only as of the date they were made, and, except to the extent required by law, the Company undertakes no obligation to update or review any estimate, projection or forward-looking statement. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business.

Contact

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805-679-8885